EXHIBIT 99.0

NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                         Media Relations: Bill Highlander, X1244
                                         Investor Relations: Rick Barraza, X1125


                       CALPINE REPORTS FIRST QUARTER 2002
                      RECURRING FULLY DILUTED EPS OF $0.10

       COMPANY'S FINANCIAL POSITION BENEFITS FROM PROGRAM TO SIGNIFICANTLY
                STRENGTHEN LIQUIDITY AND REDUCE CAPITAL SPENDING

(SAN JOSE, CALIF.) May 2, 2002 - Calpine Corporation [NYSE:CPN], The nation's leading independent power company, announced today financial and operating results for the quarter ended March 31, 2002.

                                                         First Quarter
                                                         -------------
                                                      2002           2001            % Chg
                                                      ----           ----            -----
Kilowatt-hours Generated (millions)                  14,714          7,239            103%
Revenue (millions)                                   $1,738         $1,340             30%
Net Income (millions) (a)                               $33           $123            (73)%
Diluted Earnings Per Share (a)                        $0.10          $0.37            (73)%
EBITDA, as adjusted (millions) (b)                      $76           $326            (77)%
Recurring EBITDA, as adjusted (millions) (c)           $242           $331            (27)%
Total Assets (billions)                                 $21            $12             75%

(a) From recurring operations, excluding effects of equipment cancellation cost, merger expense, extraordinary gain and cumulative effect of a change in accounting principle. See attached Supplemental Data for reconciliation of GAAP net income (loss) to net income from recurring operations.

(b) Earnings Before Interest, Tax, Depreciation and Amortization, as adjusted; see attached Supplemental Data for reconciliation to net income (loss).

(c) EBITDA, as adjusted excluding effects of equipment cancellation cost, merger expense, extraordinary gain and cumulative effect of a change in accounting principle. See attached Supplemental Data for reconciliation to EBITDA, as adjusted.

"Calpine continues to make significant progress toward strengthening liquidity and improving creditworthiness, while enhancing its revenue-generating capacity. Since late December, we have raised nearly $4 billion of capital, retired approximately $953 million of debt, restructured our turbine program - which will reduce 2002 and 2003 capital spending by more than $3 billion - and successfully renegotiated our long-term power contracts with the California Department of Water Resources," stated Calpine Chairman, CEO and President Peter Cartwright.

"In addition to strengthening our liquidity, Calpine completed construction and brought on line more than 1,400 megawatts of highly efficient generation capacity in strategic power markets. Our revised construction program remains on schedule and within budget. By year-end 2002, we expect to have 79 plants, totaling 20,100 megawatts, on-line and generating strong cash flow in key power markets throughout North America."

"While we expect 2002 will continue to be a challenging year for the entire power sector, we are encouraged by signs in several major markets of rising demand and stronger prices as the economy begins to recover," added Cartwright. "We remain committed to prudent and disciplined long-term growth strategies that will generate attractive, sustainable returns for our investors, while meeting the power needs of the markets we serve."

CALPINE REPORTS FIRST QUARTER 2002 RECURRING FULLY DILUTED EPS OF $0.10
Page 2
May 2, 2002


RECENT HIGHLIGHTS

2002 FIRST QUARTER FINANCIAL RESULTS

         Financial results for the three months ended March 31, 2002 reflect a significant decrease in electricity prices, gas prices and spark spreads as compared to the first quarter of 2001, primarily as a result of unusually mild weather and weak market fundamentals. Total electrical generating production increased by 103%, as we brought additional facilities into operation. Total revenues also benefited from the company's hedging and optimization program. The combination of lower spark spreads and higher operating expenses due to the additional production resulted in a 35% decrease in gross profit when compared to the first quarter of last year. Despite the soft first quarter margin, we believe our long-term program of constructing highly efficient power facilities should continue to provide Calpine with a low cost basis and a competitive advantage in the marketplace.

         During the quarter, the company recorded a pre-tax, primarily non-cash, charge to earnings for equipment cancellation cost of $168.5 million. The cancelled equipment consisted of 34 gas turbine generators, one steam turbine generator and other equipment. Also during the quarter, we sold our 11.4% interest in the Lockport Power Plant for a pre-tax other income gain of $9.7 million. We also recorded an after-tax extraordinary gain of $2.1 million from purchasing Zero-Coupon Convertible Debentures at a discount, less the related write-off of financing costs. After equipment cancellation cost and extraordinary gain, the GAAP fully diluted earnings (loss) per share for the quarter ending March 31, 2002 was $(0.24) compared to $0.36 for the first quarter of 2001 (after cumulative effect of a change in accounting principle).

MARKET-LEADING POWER GENERATION PROGRAM

Calpine is a leader in highly efficient natural gas-fired and geothermal power generation. Calpine expects to more than double its generating base by the end of 2003. Once the company completes its revised power plant construction program, it will have one of the largest, most modern and environmentally friendly fleets of power plants in north america. Recent highlights include:

- Completed construction of three new energy centers and two combined-cycle expansions, adding more than 1,400 megawatts of capacity; these new facilities are providing clean, reliable electricity for California, Missouri and Texas customers;

- Renegotiated its power contracts with the California Department of Water Resources, increasing earnings and cash flow in the early years; resolves concerns surrounding the contracts, preserving almost $9 billion of revenues for power committed to California; and

- Secured a 10-year power sales agreement with Wisconsin Public Service Corporation for up to 235 megawatts of capacity and energy from Calpine's proposed Sherry Energy Center; this arrangement enhances Calpine's liquidity, while ensuring that capacity will be available to serve Wisconsin consumers.

CALPINE REPORTS FIRST QUARTER 2002 RECURRING FULLY DILUTED EPS OF $0.10
Page 3
May 2, 2002


To ensure Calpine is well positioned to manage its transition from a development company to one of the nation's largest independent power providers, the company also in the first quarter announced several organizational enhancements. The company created the Office of the Chairman with Peter Cartwright remaining Chairman, CEO and President, and Ann Curtis, formerly CFO, becoming Vice Chairman and continuing in her role as Executive Vice President. Robert Kelly, formerly Senior Vice President of Calpine, becomes CFO and assumes the title of Executive Vice President while remaining President of Calpine Finance Company. James Macias was promoted to the new role of Chief Operating Officer and Executive Vice President, from Senior Vice President-Power and Industrial Marketing. Kelly and Macias report to the Office of the Chairman.

RECENT FINANCINGS AND ASSET SALES STRENGTHEN 2002 LIQUIDITY

         Calpine continues to take steps to strengthen its balance sheet and ensure sufficient liquidity for the company's revised business plans. Since late December, Calpine has completed or entered into nearly $4 billion of financing transactions and cut $2 billion of capital spending, giving the company projected cash resources of more than $2 billion for 2002. Recent milestones include:

-    Closing of $2 billion secured credit facility;

- Sale of 66 million shares of common stock priced at $11.50 per share, raising $734.3 million; over-allotment option granted for up to 9.9 million shares of common stock; proceeds expected to be used to repay debt and for general corporate purposes;

- Completion of sale of additional 4% Convertible Senior Notes Due 2006, totaling $1.2 billion, with proceeds used to purchase and retire Zero-Coupon Convertible Debentures Due April 30, 2021 and for general corporate purposes;

- Purchase and retirement of remaining Zero-Coupon Convertible Debentures, totaling approximately $878 million;

- Entered agreement with ING Bank on debt portion of proposed California peaker sale/leaseback; total sale/leaseback represents a $500 million financing;

- Restructured turbine program, resulting in reductions of more than $3 billion of capital spending in 2002-2003; deferred delivery and payment for 81 turbines and cancelled orders for 34 GE gas turbine generators, one steam turbine generator and other equipment;

- Announced sale of 180-megawatt De Pere Energy Center to Wisconsin Public Service for $120 million; transaction expected to close in the third quarter of 2002; and

- Sale of Calpine's 11.4% interest in the 200-megawatt Lockport Power Plant, located in Lockport, N.Y., for approximately $27 million; Calpine's interest was sold to Fortistar, the project's managing general partner.

CALPINE REPORTS FIRST QUARTER 2002 RECURRING FULLY DILUTED EPS OF $0.10
Page 4
May 2, 2002


2002 LIQUIDITY UPDATE

         The quarter's liquidity-enhancing transactions enabled Calpine to substantially increase its cash resources for 2002. The following table summarizes the company's currently anticipated sources and uses of funds. These estimates are subject to further change as Calpine continues to pursue additional alternatives and as it monitors the scope and pace of its construction program based on market conditions. The company intends to update this information periodically.

                                                                   ($ in millions)
                                                          Year-End 2002       Year-End 2002
                                                         Estimates as of     Estimates as of
SOURCES OF CASH                                            May 2, 2002        Jan. 31, 2002
                                                         ---------------     ---------------
     Available Cash
         Cash on hand 01/01/02                               $1,800(1)            $1,800
         Estimated 2002 operating cash flow                   1,200(2)             1,200
         CES cash collateral replaced
            with letters of credit                              346(3)              --
     Financings
         Equity capital                                         734                 --
         Credit facilities                                    1,250(4)               750
         Construction revolvers                                 107                  125
         California peaker lease                                500(5)               500
     Other
         Asset sales currently under negotiations               250(6)              --
                                                             ------               ------
                TOTAL SOURCES                                $6,187               $4,375
                                                             ------               ------

------------------

(1) Cash resources include $1.5 billion on hand at year-end, $224 million received in January 2002 on the PG&E receivables sale and $100 million balance of proceeds from the $1.2 billion convertible senior notes offering received in early January 2002.

(2) Annual operating cash flow for 2002 is based on a recurring earnings per share estimate of $1.50 to $1.60, which is expected to generate approximately $1.9 to $2.0 billion of recurring EBITDA, as adjusted. Annual operating cash flow equals recurring EBITDA, as adjusted, plus non-cash operating lease expense of $200 million, less $900 million of cash interest and $100 million of cash taxes.

(3) Represents an increase to available cash from CES cash deposits made in 2001. The majority of this cash collateral has been eliminated both through the issuance of letters of credit and commodity price changes.

(4) Estimated cash borrowing capacity after utilizing approximately $750 million of letters of credit capacity.

(5) Calpine is proceeding with the completion of a sale/leaseback transaction of its 11 California peaker facilities. This transaction is expected to generate $500 million of cash that will be received throughout 2002 as the power facilities enter commercial operation.

(6) Calpine is currently in negotiations on several asset sales, which could generate approximately $250 million in cash as early as the end of the second quarter; approximately $147 million announced to date.

CALPINE REPORTS FIRST QUARTER 2002 RECURRING FULLY DILUTED EPS OF $0.10
Page 5
May 2, 2002

                                                                           ($ in millions)
                                                                Year-End 2002            Year-End 2002
                                                               Estimates as of          Estimates as of
USES OF CASH                                                     May 2, 2002             Jan. 31, 2002
                                                               ---------------          ---------------
     Construction capital for current program,
         including equipment                                       $ 2,500                  $ 2,500
     Maintenance and gas capital                                       250                      250
     First quarter purchase of Zero-Coupon Debentures                  193                     --
     Purchase balance of Zero-Coupon Debentures                        685                      819
     Other debt repayments                                              75(7)                  --
     Cash lease payments                                               330                      330
     Estimated Enron payments                                          140(8)                  --
     Payments for future turbines                                     --                        500
         Turbines for financeable projects                             261(12)                 --
         Turbines for future projects                                  457(9)                  --
                                                                   -------                  -------
                TOTAL USES                                         $ 4,891                  $ 4,399
                                                                   -------                  -------

NET CASH FLOW                                                      $ 1,296                  $   (24)
                                                                   =======                  =======

FUTURE CASH SOURCES

     Canadian Royalty Trust                                        $   300(10)
     Zion sale/leaseback                                               150(11)
     Financings for future turbines                                    261(12)
     Sale of Gilroy accounts receivable                                175(13)
                                                                   -------
                TOTAL FUTURE CASH SOURCES                          $   886
                                                                   -------

TOTAL ESTIMATED CASH RESOURCES                                     $ 2,182
                                                                   =======

------------------

(7) Represents the repayment of the Michael Petroleum note payable and other miscellaneous debt.

(8) Represents an approximation of the company's current estimate of the net amount due Enron upon the final settling of all transactions between Calpine and Enron.

(9) Represents the current estimate for 2002 capital spending for future turbines (also, see Note 12).

(10) The company is establishing a Canadian Royalty Trust to monetize its Canadian power generation assets that could generate approximately $300 million by the end of the second quarter.

(11) Calpine is currently analyzing an opportunity to enter into a sale/leaseback transaction for its Zion Power Plant that could generate approximately $150 million of cash by the end of the second quarter.

(12) Certain turbines are assigned to future projects with long-term contracts, providing Calpine with the flexibility to obtain project debt to finance this equipment.

(13) The company is evaluating monetizing its Gilroy Power Plant accounts receivable due from PG&E. This transaction could take place by the end of the third quarter.

CALPINE REPORTS FIRST QUARTER 2002 RECURRING FULLY DILUTED EPS OF $0.10
Page 6
May 2, 2002


CONFERENCE CALL INFORMATION

         Calpine will host a conference call to discuss first quarter 2002 results. The conference call will occur Thursday, May 2, 2002, at 7:30 am PDT. To participate via the teleconference (in listen-only mode), please dial 1-888-603-6685 at least five minutes before the start of the conference call. In addition, Calpine will simulcast the conference call live via the Internet. The web cast can be accessed and will be available for 30 days on the investor relations page of Calpine's website at www.calpine.com.

ABOUT CALPINE

         Based in San Jose, Calif., Calpine Corporation is an independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also is the world's largest producer of renewable geothermal energy, and it owns 1.3 trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.

THIS NEWS RELEASE DISCUSSES CERTAIN MATTERS THAT MAY BE CONSIDERED "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF CALPINE CORPORATION ("THE COMPANY") AND ITS MANAGEMENT. PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD MATERIALLY AFFECT ACTUAL RESULTS SUCH AS, BUT NOT LIMITED TO, (i) THE TIMING AND EXTENT OF DEREGULATION OF ENERGY MARKETS AND THE RULES AND REGULATIONS ADOPTED ON A TRANSITIONAL BASIS WITH RESPECT THERETO (ii) THE TIMING AND EXTENT OF CHANGES IN COMMODITY PRICES FOR ENERGY, PARTICULARLY NATURAL GAS AND ELECTRICITY (iii) COMMERCIAL OPERATIONS OF NEW PLANTS THAT MAY BE DELAYED OR PREVENTED BECAUSE OF VARIOUS DEVELOPMENT AND CONSTRUCTION RISKS, SUCH AS A FAILURE TO OBTAIN THE NECESSARY PERMITS TO OPERATE, FAILURE OF THIRD-PARTY CONTRACTORS TO PERFORM THEIR CONTRACTUAL OBLIGATIONS OR FAILURE TO OBTAIN FINANCING ON ACCEPTABLE TERMS (iv) UNSEASONABLE WEATHER PATTERNS THAT PRODUCE REDUCED DEMAND FOR POWER (v) SYSTEMIC ECONOMIC SLOWDOWNS, WHICH CAN ADVERSELY AFFECT CONSUMPTION OF POWER BY BUSINESSES AND CONSUMERS (vi) COST ESTIMATES ARE PRELIMINARY AND ACTUAL COSTS MAY BE HIGHER THAN ESTIMATED (vii) A COMPETITOR'S DEVELOPMENT OF LOWER-COST GENERATING GAS-FIRED POWER PLANTS (viii) RISKS ASSOCIATED WITH MARKETING AND SELLING POWER FROM POWER PLANTS IN THE NEWLY-COMPETITIVE ENERGY MARKET (ix) THE SUCCESSFUL EXPLOITATION OF AN OIL OR GAS RESOURCE THAT ULTIMATELY DEPENDS UPON THE GEOLOGY OF THE RESOURCE, THE TOTAL AMOUNT AND COSTS TO DEVELOP RECOVERABLE RESERVES AND OPERATIONS FACTORS RELATING TO THE EXTRACTION OF NATURAL GAS, (x) THE EFFECTS ON THE COMPANY'S BUSINESS RESULTING FROM THE LIQUIDITY IN THE TRADING AND POWER INDUSTRY, (xi) THE COMPANY'S ABILITY TO ACCESS THE CAPITAL MARKETS ON SIMILAR ATTRACTIVE TERMS,
(xii) THE DIRECT OR INDIRECT EFFECTS ON THE COMPANY'S BUSINESS OF A LOWERING OF ITS CREDIT RATING (OR ACTIONS IT MAY TAKE IN RESPONSE TO CHANGING CREDIT RATINGS CRITERIA), INCLUDING, INCREASED COLLATERAL REQUIREMENTS, REFUSAL BY THE COMPANY'S CURRENT OR POTENTIAL COUNTERPARTIES TO ENTER INTO TRANSACTIONS WITH IT AND ITS INABILITY TO OBTAIN CREDIT OR CAPITAL IN AMOUNTS OR ON FAVORABLE TERMS, AND (xiii) OTHER RISKS IDENTIFIED FROM TIME-TO-TIME IN OUR REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SEC, INCLUDING THE RISK FACTORS IDENTIFIED IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, WHICH CAN BE FOUND ON THE COMPANY'S WEB SITE AT www.calpine.com. ALL INFORMATION SET FORTH IN THIS NEWS RELEASE IS AS OF TODAY'S DATE, AND THE COMPANY UNDERTAKES NO DUTY TO UPDATE THIS INFORMATION.

CALPINE REPORTS FIRST QUARTER 2002 RECURRING FULLY DILUTED EPS OF $0.10
Page 7
May 2, 2002


                      CALPINE CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
               For the Three Months Ended March 31, 2002 and 2001
                                   (unaudited)

                                                                                                   THREE MONTHS
                                                                                                  ENDED MARCH 31,
                                                                                                  ---------------
                                                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                                                2002           2001
                                                                                           -------------  -------------
Revenue:
  Electric generation and marketing revenue
     Electricity and steam revenue....................................................     $     620,179  $     595,159
     Sales of purchased power.........................................................           908,301        453,602
     Electric power derivative mark-to-market gain....................................             4,166          1,306
                                                                                           -------------  -------------
  Total electric generation and marketing revenue.....................................         1,532,646      1,050,067
  Oil and gas production and marketing revenue
     Oil and gas sales................................................................            67,488        156,687
     Sales of purchased gas...........................................................           132,158        129,172
                                                                                           -------------  -------------
  Total oil and gas production and marketing revenue..................................           199,646        285,859
  Income from unconsolidated investments in power projects............................             1,444            563
  Other revenue.......................................................................             4,611          3,262
                                                                                           -------------  -------------
       Total revenue..................................................................         1,738,347      1,339,751
                                                                                           -------------  -------------
Cost of revenue:
  Electric generation and marketing expense
     Plant operating expense..........................................................           115,157         84,460
     Royalty expense..................................................................             4,155         11,009
     Costs of purchased power.........................................................           815,005        456,266
                                                                                           -------------  -------------
  Total electric generation and marketing expense.....................................           934,317        551,735
  Oil and gas production and marketing expense
     Oil and gas production expense...................................................            26,940         34,283
     Purchased gas expense............................................................           123,694        118,628
                                                                                           -------------  -------------
  Total oil and gas production and marketing expense..................................           150,634        152,911
  Fuel expense

     Cost of oil and natural gas burned by power plants...............................           326,443        264,563
     Natural gas derivative mark-to-market loss (gain)................................             6,392         (7,549)
                                                                                           -------------  -------------
  Total fuel expense..................................................................           332,835        257,014
  Depreciation, depletion and amortization expense....................................           103,873         72,013
  Operating lease expense.............................................................            36,134         28,011
  Other expense.......................................................................             2,590          2,499
                                                                                           -------------  -------------
       Total cost of revenue..........................................................         1,560,383      1,064,183
                                                                                           -------------  -------------
  Gross profit........................................................................           177,964        275,568
Project development expense...........................................................            11,338         15,839
Equipment cancellation cost...........................................................           168,471            --
General and administrative expense....................................................            60,261         36,085
Merger expense........................................................................               --           6,021
                                                                                           -------------  -------------
  Income (loss) from operations.......................................................           (62,106)       217,623
Interest expense......................................................................            61,311         19,925
Distributions on trust preferred securities...........................................            15,386         15,175
Interest income.......................................................................           (12,176)       (19,358)
Other income, net.....................................................................            (9,093)        (5,727)
                                                                                           -------------  -------------
  Income (loss) before provision (benefit) for income taxes...........................          (117,534)       207,608
Provision (benefit) for income taxes..................................................           (41,137)        88,981
                                                                                           -------------  -------------
  Income (loss) before extraordinary gain and cumulative effect of a change in
   accounting principle...............................................................           (76,397)       118,627
Extraordinary gain, net of tax provision..............................................             2,130            --
Cumulative effect of a change in accounting principle, net of tax provision...........               --           1,036
                                                                                           -------------  -------------
  Net income (loss)...................................................................     $     (74,267) $     119,663
                                                                                           =============  =============

CALPINE REPORTS FIRST QUARTER 2002 RECURRING FULLY DILUTED EPS OF $0.10
Page 8
May 2, 2002

                                                                                                   THREE MONTHS
                                                                                                  ENDED MARCH 31,
                                                                                                  ---------------
                                                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                                                2002           2001
                                                                                           -------------  -------------
Basic earnings (loss) per common share:

  Weighted average shares of common stock outstanding.................................           307,332        300,554
  Income (loss) before extraordinary gain and cumulative effect of a change in
   accounting principle...............................................................     $       (0.25) $        0.39
  Extraordinary gain..................................................................     $        0.01  $         --
  Cumulative effect of a change in accounting principle...............................     $         --   $        0.01
                                                                                           -------------  -------------
  Net income (loss)...................................................................     $       (0.24) $        0.40
Diluted earnings (loss) per common share:

  Weighted average shares of common stock outstanding before dilutive effect of
   certain convertible securities.....................................................           307,332        316,832
  Income (loss) before dilutive effect of certain convertible securities,
   extraordinary gain and cumulative effect of a change in accounting principle.......     $       (0.25) $        0.37
  Dilutive effect of certain convertible securities(1)................................     $         --   $       (0.02)
                                                                                           -------------  -------------
  Income (loss) before extraordinary gain and cumulative effect of a change in
   accounting principle...............................................................     $       (0.25) $        0.35
  Extraordinary gain..................................................................     $        0.01  $         --
  Cumulative effect of a change in accounting principle...............................     $         --   $        0.01
                                                                                           -------------  -------------
  Net income (loss)...................................................................     $       (0.24) $        0.36
                                                                                           =============  =============

------------------

The financial information presented above and in the Supplemental Data attached hereto is subject to adjustment until the company files its Form 10-Q with the Securities and Exchange Commission for the quarter ended March 31, 2002.

(1) Includes the effect of the assumed conversion of certain convertible securities in 2001. No convertible securities were included in the 2002 amounts as the securities were antidilutive. For the three months ended March 31, 2001, the assumed conversion calculation adds 44,882 shares of common stock and $9,355 to the net income results.

CALPINE REPORTS FIRST QUARTER 2002 RECURRING FULLY DILUTED EPS OF $0.10
Page 9
May 2, 2002

                      CALPINE CORPORATION AND SUBSIDIARIES
                                SUPPLEMENTAL DATA
                                   (unaudited)

RECONCILIATION OF NET INCOME (LOSS) TO NET INCOME FROM RECURRING OPERATIONS

                                                                 Three              Diluted            Three             Diluted
                                                              Months Ended      Earnings (loss)     Months Ended     Earnings (loss)
                                                             March 31, 2002        per Share       March 31, 2001        per Share
                                                             --------------        ---------       --------------        ---------
 (in thousands, except per share amounts)

 GAAP net income (loss) .............................           $ (74,267)          $(0.24)           $ 119,663            $0.36
     Extraordinary gain, net of tax provision .......              (2,130)           (0.01)                --               --
     Cumulative effect of a change in accounting
       principle, net of tax provision ..............                --               --                 (1,036)           (0.01)
     Equipment cancellation cost, net of tax benefit.             109,506             0.35                 --               --
     Merger expense, net of tax benefit .............                --               --                  4,116             0.02
                                                                ---------            -----            ---------            -----
 Net income from recurring operations ...............           $  33,109            $0.10            $ 122,743            $0.37
                                                                =========            =====            =========            =====

                                                                                     THREE MONTHS ENDED
CASH FLOW DATA                                                                             MARCH 31,
                                                                             --------------------------------------
                                                                                   2002                2001
                                                                             -----------------   ------------------
  (in thousands):

  Cash provided by operating activities.....................................   $   347,207          $   35,555
  Cash used in investing activities.........................................    (1,301,039)           (898,635)
   Cash provided by (used in) financing activities..........................      (160,322)          1,137,082
  Effect of exchange rate changes on cash and cash equivalents..............          (491)                 --
                                                                             --------------         ----------
       Net increase (decrease) in cash and cash equivalents.................   $(1,114,645)         $  274,002
                                                                               ============         ==========

                                                                                     THREE MONTHS ENDED
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA, AS ADJUSTED(1)                              MARCH 31,
                                                                             --------------------------------------
                                                                                   2002                2001
                                                                             -----------------   ------------------
  (in thousands):

  GAAP net income (loss)....................................................     $(74,267)           $119,663
     Income from unconsolidated investments in power projects...............       (1,444)               (563)
      Distributions from unconsolidated investments in power projects.......            9               1,213
                                                                                 --------            --------
     Adjusted net income (loss).............................................      (75,702)            120,313

     Interest expense.......................................................       61,311              19,925
     1/3 of operating lease expense.........................................       12,045               9,337
     Distributions on trust preferred securities............................       15,386              15,175
     Provision (benefit) for income taxes...................................      (41,137)             88,981
     Depreciation, depletion and amortization expense.......................      103,873              72,013
                                                                                 --------            --------
  EBITDA, as adjusted.......................................................     $ 75,776            $325,744
                                                                                 ========            ========


                                                                                    THREE MONTHS ENDED
RECONCILIATION OF EBITDA, AS ADJUSTED TO RECURRING EBITDA, AS ADJUSTED                     MARCH 31,
                                                                             --------------------------------------
                                                                                   2002                2001
                                                                             -----------------   ------------------
  (in thousands):

  EBITDA, as adjusted.......................................................     $ 75,776            $325,744
  Equipment cancellation cost...............................................      168,471                  --
  Merger expense............................................................           --               6,021
  Extraordinary gain, net of tax provision..................................       (2,130)                 --
  Cumulative effective of a change in accounting principle, net of tax
   provision................................................................           --              (1,036)
                                                                                 --------            --------
  Recurring EBITDA, as adjusted.............................................     $242,117            $330,729
                                                                                 ========            ========

CALPINE REPORTS FIRST QUARTER 2002 RECURRING FULLY DILUTED EPS OF $0.10
Page 10
May 2, 2002

                                                                                     THREE MONTHS ENDED
  SUPPLEMENTARY POWER DATA                                                                 MARCH 31,
                                                                             ---------------------------------------
                                                                                    2002               2001
                                                                             ---------------------------------------
  Generation (in MWh)(2)...................................................      14,714,000         7,239,000

  Average electric price realized (per MWh)................................          $48.48            $82.03

  Average spark spread realized (per MWh)..................................          $23.96            $40.53

  NATURAL GAS SUPPLEMENTARY DATA                                                      THREE MONTHS ENDED
  (ALL AMOUNTS IN BCFE)                                                                     MARCH 31,
                                                                             ---------------------------------------
                                                                                    2002                2001
                                                                             ---------------------------------------
  Natural Gas Production...................................................
     United States                                                                    13                    9
     Canada................................................................           21                   24
                                                                                      --                   --
          Total                                                                       34                   33
                                                                                      ==                   ==

  Average Daily Production Rate............................................        0.374                0.370
                                                                                   -----                -----

                                                                                 AS OF                AS OF
  CAPITALIZATION                                                             MARCH 31, 2002     DECEMBER 31, 2001
                                                                           ------------------- ---------------------
  Cash balance (in billions)..............................................           $0.4                $1.5

  Total debt (in billions)(3).............................................          $12.6               $12.7

  Debt to capitalization ratio(3).........................................       75% / 25%           75% / 25%

  Present value of operating leases (in billions) ........................           $2.3                $2.3

  Unconsolidated debt of equity method investments (estimated, in
   billions)(4)...........................................................           $0.2                $0.2

  (in thousands):

  Short-term debt

   Notes payable and borrowings under lines of credit, current............    $    14,336          $    23,238
   Capital lease obligation, current portion..............................          2,279                2,206
   Zero-Coupon Convertible Debentures Due 2021............................        685,500              878,000
                                                                              -----------          -----------
  Total short-term debt...................................................        702,115              903,444

  Long-term debt

   Notes payable and borrowings under lines of credit,
     net of current portion...............................................         10,000               74,750
   Calpine Construction Finance Company debt revolvers....................      3,424,097            3,393,410
   Senior notes...........................................................      7,039,516            7,049,038
   Convertible Senior Notes Due 2006......................................      1,200,000            1,100,000
   Capital lease obligation, net of current portion.......................        206,697              207,219
                                                                              -----------          -----------
  Total long-term debt....................................................     11,880,310           11,824,417

  Total debt..............................................................    $12,582,425          $12,727,861

CALPINE REPORTS FIRST QUARTER 2002 RECURRING FULLY DILUTED EPS OF $0.10
Page 11
May 2, 2002

                                                                                 AS OF                AS OF
                                                                             MARCH 31, 2002     DECEMBER 31, 2001
                                                                           ------------------- ---------------------
   Company-obligated mandatorily redeemable convertible
   Preferred securities of subsidiary trusts ("HIGH TIDES")...............    $ 1,123,275          $ 1,123,024
   Minority interests.....................................................    $    39,319          $    47,389
   Total stockholders' equity(5)..........................................    $ 2,978,210          $ 3,010,569
                                                                              -----------          -----------

  Total capitalization(6).................................................    $16,723,229          $16,908,843

  Debt to capitalization ratio
  Total debt..............................................................    $12,582,425          $12,727,861
  Total capitalization(6).................................................    $16,723,229          $16,908,843
  Debt to capitalization                                                         75% / 25%            75% / 25%

------------------

(1) This non-GAAP measure is presented not as a measure of operating results, but rather as a measure of our ability to service debt. It should not be construed as an alternative to either (i) income (loss) from operations or
     (ii) cash flows from operating activities to be disclosed in the company's Form 10-Q for the quarter ended March 31, 2002. It is defined as net income less income from unconsolidated investments, plus cash received from unconsolidated investments, plus provision for tax, plus interest expense, plus one-third of operating lease expense, plus depreciation, depletion and amortization, plus distributions on trust preferred securities.

(2) Does not include MWh generated by unconsolidated investments in power projects.

(3) The Convertible Senior Notes Due 2006 were issued to repurchase the Zero-Coupon Convertible Debentures Due 2021, which were repurchased in April 2002. Therefore, the company's total capitalization at December 31, 2001 and March 31, 2002 exceeds the expected 2002 capitalization.

(4)  Amounts based on Calpine's ownership percentage.

(5) Includes other comprehensive loss ("OCI") of $187,647 at March 31, 2002 and $226,574 at December 31, 2001. Excluding the OCI would change the debt to capitalization ratio to 74% / 26% and 74% / 26%, respectively.

(6)  Includes HIGH TIDES and minority interests.


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